Morgan Stanley Mid Cap Growth Fund
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Renren Inc.
Purchase/Trade Date:	5/4/2011
Size of Offering/shares:  53,100,000 shares
Offering Price of Shares: $14.000
Amount of Shares Purchased by Fund: 28,823 shares
Percentage of Offering Purchased by Fund: 0.054
Percentage of Fund's Total Assets: 0.10
Brokers: Morgan Stanley, Deutsche Bank Securities, Credit
Suisse, Jeffries, Oppenheimer & Co., BofA Merrill Lynch,
Pacific Coast Securities
Purchased from:  Deutsche Bank Securities

Securities Purchased:	Linkedin Corp.
Purchase/Trade Date:	5/18/2011
Size of Offering/shares: 7,840,000 shares
Offering Price of Shares: $45.000
Amount of Shares Purchased by Fund: 13,291 shares
Percentage of Offering Purchased by Fund: 0.170
Percentage of Fund's Total Assets: 0.14
Brokers: Morgan Stanley, BofA Merrill Lynch, JP Morgan,
Allen & Company LLC, UBS Investment Bank
Purchased from:  JP Morgan

Securities Purchased:	Yandex NV
Purchase/Trade Date:	5/24/2011
Size of Offering/shares: 52,174,088 shares
Offering Price of Shares: $25.000
Amount of Shares Purchased by Fund:  34,323
Percentage of Offering Purchased by Fund: 0.066
Percentage of Fund's Total Assets: 0.21
Brokers: Morgan Stanley, Deutsche Bank Securities, Goldman,
Sachs & Co., Piper Jaffray, Pacific Crest Securities
Purchased from:  Deutsche Bank Securities

Securities Purchased:	Sun Art Retail Group Ltd.
Purchase/Trade Date:	7/8/11
Size of Offering/shares: 1,143,848,000shares
Offering Price of Shares: HKD 7.200
Amount of Shares Purchased by Fund:  268,000
Percentage of Offering Purchased by Fund: 0.023
Percentage of Fund's Total Assets: 0.058
Brokers: HSBC, UBS, Citi, BNP Paribas, CICC, Morgan Stanley,
Goldman Sachs
Purchased from:  UBS Securities

Securities Purchased:	Dunkin' Brands Group Inc.
Purchase/Trade Date:	7/27/11
Size of Offering/shares: 22,250,000 shares
Offering Price of Shares: $19.00
Amount of Shares Purchased by Fund:  8,335
Percentage of Offering Purchased by Fund: 0.037
Percentage of Fund's Total Assets: 0.04
Brokers:  JPMorgan, Barclays Capital, Morgan Stanley, BofA
Merrill Lynch, Goldman, Sachs & Co., Baird, Stifel Nicolaus
Weisel, William Blair & Company, Wells Fargo Securities,
Raymond James, Moelis & Company, SMBC Nikko, Ramirez & Co.,
Inc., The Williams Capital Group, L.P.
Purchased from:  Barclays Capital